Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Northeast Investors Trust, a Massachusetts business trust (the “registrant”), does hereby certify, to such officer’s knowledge, that:

The report on Form N-CSR for the period ended March 31, 2016 of the registrant (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: June 2, 2017

Bruce H. Monrad
Chairman
(Principal Executive Officer)

Dated: June 2, 2017

Gordon C. Barrett
Treasurer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.